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                           BRIDGFORD FOODS CORPORATION

                                  EXHIBIT 22.1

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------


             Name of Subsidiary                                 State in which Incorporated
             ------------------                                 ---------------------------
       Bridgford Distributing Company                                   California
       Bridgford Meat Company                                           California
       Bridgford Foods of Illinois, Inc.                                California
       A.S.I. Corporation                                               California
       Bridgford Distributing Company of
        Delaware (inactive)                                              Delaware
       American Ham Processors, Inc.* (inactive)                         Delaware
       Bert Packing Company (inactive)                                   Illinois
       Moriarty Meat Company (inactive)                                  Illinois


* No shares have been issued.